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                         ARTICLES OF INCORPORATION

                                     OF

                       PATRIOT INVESTMENT CORPORATION

     I, the undersigned, being a natural person more than eighteen (18) years of age, acting as incorporator of the above-named corporation (hereinafter referred to as the "Corporation") under the provisions of the Nevada Business Corporation Act, do hereby adopt the following Articles of Incorporation for such Corporation:

                                  ARTICLE
                                  --------

                                    NAME
                                   -----
            The name of the Corporation hereby created shall be:

                       Patriot Investment Corporation

                                 ARTICLE II
                                -----------
                                  DURATION
                                 ---------
     The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                ARTICLE III
                                ------------
                                  PURPOSE
                                  --------
     The purposes for which the Corporation is organized are:

          (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

          (b) To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any device or devices, machine or machines or manufacturing, working or producing any or all products;

          (c) To borrow money and to execute notes and obligations and security contracts therefor, to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

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          (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

          (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

          (f) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the state of Nevada.

                                 ARTICLE IV
                                -----------
                               CAPITAL STOCK
                               -------------

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 60,000,000 shares, consisting of 10,000,000 shares of preferred stock, par value $0.001 per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $0.001 per share (hereinafter the "Common Stock"). The Common Stock shall be non-assessable and shall not have cumulative voting rights.


          (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the Board of Directors of this corporation is hereby expressly granted authority to fix, by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including but without limiting the generality of the foregoing, the following:

                                     2
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          (i) the distinctive designation of, and the number of shares of
     Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;


          (ii) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of this corporation, or on any series of Preferred Stock or of any other class or classes of stock of this corporation, and whether such dividends shall be cumulative or non-cumulative.

          (iii) the right, if any, of the holders of share of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this corporation, or of any series of Preferred Stock or of any other class or classes of stock of this corporation, and the terms and conditions of such conversion or exchange;

          (iv) whether shares of the series shall be subject to redemption, and the redemption price or prices including without limitation, a redemption price or prices payable in shares of the Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

          (v) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of this corporation;

          (vi) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

          (vii) the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the shareholders and the right to vote as a series by itself or together with other series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred stock or under such other circumstances and upon such condition as the Board may determine.


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     (b)  Common Stock
          ------------

          (i) after the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article), if any, shall have been met and after this corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of subparagraph (a)(ii) of this Article) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (a) of this Article, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

          (ii) after distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (a) of this Article), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, or sale distribution of assets, dissolution or winding-up of the corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and


          (iii) no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase share of any class or series of stock or of other securities of the Corporation shall have any pre-emptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures, or other securities convertible into or exchangeable for stock of the Corporation or any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the board of directors to such persons, firms, corporation or association, whether such holders or others, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                 ARTICLE V
                                 ----------
                        DENIAL OF PRE-EMPTIVE RIGHTS
                        ----------------------------

     No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any pre-emptive or preferential rights to acquire shares or securities of the Corporation.

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                                 ARTICLE VI
                                -----------

                              PAID IN CAPITAL
                              ----------------

     The Corporation will not commence business until the consideration of the value of at least $1,000.00 has been received by it in consideration for the issuance of the shares.

                                ARTICLE VII
                               -------------
                 INDEMNIFICATION OF DIRECTORS AND OFFICERS
                 ------------------------------------------

     The Corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers or who at the request of the Board of Directors of the Corporation, may serve or any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily by such person in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer of the Corporation, or of such other corporation or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by law, agreement, vote of shareholder or otherwise.

                                ARTICLE III
                                ------------

                     OFFICERS' AND DIRECTORS' CONTRACTS
                    -----------------------------------

     No contract or other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of this Corporation or any other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which this Corporation is a party or has an interest. Each person who is now or may become an officer or director of this Corporation is hereby relieved from liability that he might otherwise obtain in the event such officer or director contracts with this Corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                     5
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                                 ARTICLE IX
                                 ----------
                     ADOPTION AND AMENDMENT OF BY-LAWS
                     ----------------------------------

     The initial By-Laws of the Corporation shall be adopted by its board of directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the board of directors, but the holders of common stock of the Corporation may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                 ARTICLE X
                                 ----------

                        REGISTERED OFFICE AND AGENT
                        ----------------------------

     The address of the initial registered office of the Corporation and its initial registered agent at such address is:

                  The Corporation Trust Company of Nevada
                           One East First Street
                             Reno, Nevada 89501

                                 ARTICLE XI
                                -----------
                                 DIRECTORS
                                 ----------

     The Corporation shall not have fewer directors than the number of shareholders who own an equity interest in the Corporation. At such time as the Corporation has three (3) or more shareholders, it shall not have less than three (3) nor more than nine (9) directors. The permissible number of directors may be increased or decreased from time to time by the board of directors in accordance with (Paragraph)78.330 of the Nevada Revised Statutes or any amendment or successor statute. The original board of directors shall be comprised of one (1) person. The name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is duly elected and shall qualify is:

                               Roger Shepherd
                              2580 S.W. Temple
                         Salt Lake City, Utah 84115

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                                ARTICLE XII
                                ------------

                                INCORPORATOR
                               -------------
     The name and address of the incorporator is:

                               Roger Shepherd
                              2580 S.W. Temple
                         Salt Lake City, Utah 84115

     Dated this 9th day of January, 1986.


                                   /s/ Roger L. Shepherd
                                   ----------------------
                                   Roger Shepherd


STATE OF UTAH          )
                                        :ss.
County of Salt Lake    )

     I, Lark Jackson, a notary public, hereby certify that on the 9th day of January, 1986, personally appeared before me Roger Shepherd, being by me first duly sworn, who acknowledged to me that he is the person who signed the foregoing document as the incorporator and that the statements contained herein are true.

                                   /s/ Lark  Jackson
                                   ------------------------
My commission expires:             NOTARY PUBLIC
7-13-89                            Residing in Bountiful, Utah


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